URS GREINER

                        1997 INCENTIVE COMPENSATION PLAN



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                                TABLE OF CONTENTS




                             I.  PURPOSE OF THE PLAN



                            II.  HOW AWARDS ARE EARNED UNDER THE PLAN



                           III.  OTHER PLAN PROVISIONS



                            IV.  DEFINITIONS



                             V.  EXAMPLES OF PLAN OPERATION



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                             I. PURPOSE OF THE PLAN



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I.1  PURPOSE

    The URS Greiner 1997 Incentive Compensation Plan (the "Plan") is intended to provide incentive compensation to individuals who make an important contribution to URS Greiner's financial performance. Specific Plan objectives are to:


         o        Focus key Employees on achieving specific financial targets;


         o         Reinforce a team orientation;


         o Provide significant award potential for achieving outstanding performance; and


         o Enhance the ability of URS Greiner to attract and retain highly talented and competent individuals.


                                       I-1


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                    II. HOW AWARDS ARE EARNED UNDER THE PLAN



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    II.1  GENERAL PLAN DESCRIPTION

    The Plan provides the opportunity for key Employees of URS Greiner ("URSG") to receive cash Awards based on a combination of URSC and individual performance.

    Here is an overview of how the Plan works. In general, a Target Bonus Pool is established. This amount represents the total Awards that are expected to be paid to selected URSG Employees if certain financial Performance Objectives for URSG have been fully met. The Actual Bonus Pool will vary from the Target Bonus Pool upward or downward based on URSG actual performance in relationship to its Performance Objectives. This adjusted bonus pool is the Actual Bonus Pool, from which Actual Award payouts will be made.

    At the beginning of or during the Plan Year, certain Employees will be selected to participate in the Plan. These individuals are referred to as "Designated Participants." Upon selection to participate in the Plan, each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, multiplied by the Participant's Base Salary earned during the Plan Year, will equal the Participant's Target Award. This Target Award will be earned for meeting both pre-determined URSG and individual Performance Objectives. Individual Performance Objectives will vary based on the Participant's role within the organization. Each Designated Participant's Actual Award could vary from the Target Award, based on the individual's actual performance measured against his/her Performance Objectives, subject to the amount available for distribution from the Actual Bonus Pool.

    Another key feature of the Plan is that a portion of the Actual Bonus Pool will be set aside for discretionary Awards to selected other Employees
    (referred to in the Plan as "Non- Designated Participants"), who have demonstrated outstanding individual performance during the Plan Year.

    A detailed description of how the Plan works is presented in the following sections of this document.



                                      II-1

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    II.2  DESIGNATED AND NON-DESIGNATED PARTICIPANTS

    Plan participation is extended to selected Employees who, in the opinion of the President of URSG and the Chief Executive Officer ("CEO") of URS Corporation (the "Parent Company"), have the opportunity to significantly impact the annual operating success of URSG. These Employees are the Designated Participants and will be notified in writing of their selection to participate in the Plan. This notification letter will be signed by the CEO of the Parent Company.

    In addition to the Designated Participants, there may be a group of other Employees who are selected to receive Awards based on their outstanding individual performance during the Plan Year. These other Employees are the Non-designated Participants and will not be selected until the completion of the Plan Year. The selection of Non-designated Participants will be determined by the President of URSG, subject to the approval of the CEO of the Parent Company, at their sole discretion.

    II.3  TARGET BONUS POOL

    A Target Bonus Pool is established, equal to the sum of all target awards for Designated Participants plus an amount set aside for possible distribution to Non-designated Participants. (The Awards to Non-designated Participants are estimated at approximately 25% of the total Designated Participants' Bonus Pool.)

    This Target Bonus Pool is determined based on the current group of Designated Participants and the anticipated group of Non- designated Participants. The Target Pool is subject to change if the group of Designated Participants, the group of Non- Designated Participants, or the Base Salaries of Designated
    Participants change.

    Subject to these potential changes, the Target Bonus Pool for the 1997 Plan Year is established at $2,817,000.



                                      II-2

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    II.4  URSG PERFORMANCE OBJECTIVES

    URSG Performance Objectives are focused on the need to achieve strong operating results (i.e., contribution), generate cash through the management of accounts receivables (DSOs) throughout the Year, achieve operating results internationally (i.e., International Profit) and develop new business opportunities. Accordingly, performance will be evaluated based on a combination of URSG Contribution, Average Receivables Days Sales Outstanding (DSO), New Sales and International Profit.

    The URSG Performance Objectives for the 1997 Plan Year are as follows:
                                                   URSG Performance Objectives
         Performance Measures                         Performance Objectives
         --------------------                         ----------------------
         Contribution ($000s)                                 $ 28,500
         Average DSO (Days)                                         90
         New Sales ($000s)                                    $438,000
         International Profit ($000s)                         $    505

    URSG Contribution is defined as total 1997 Fiscal Year URSG revenues less:

         o        Direct cost of sales;
         o        Indirect expenses; and
         o        Accrual   of   expected   Awards  for  both   Designated   and
                  Non-designated Participants under the Plan (i.e., the Plan must pay for itself)

    The subtraction of expected Awards from revenues in calculating contribution under the Plan means that the Contribution Objective, for purposes of the Plan, is calculated after all bonuses have been accrued, or assumed to have been paid.

    URSG Days Sales Outstanding (DSO) is defined by the following formula:
                  BAR + UAR - BEC
                  ---------------  X  90
                      REVENUES

    where  BAR  is  billed  accounts   receivable,   UAR  is  unbilled  accounts
    receivable, BEC is billings in excess of cost, and REVENUES is the sum of the last three months revenues. DSOs


                                      II-3

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    will be calculated monthly,  and the average of the twelve months' DSOs will equal Average DSOs.

    URSG New Sales is defined as gross additions to backlog.

    URSC International profit is defined as total 1997 Fiscal Year URSG - Malaysia revenue less:

         o        Direct cost of sales;
         o        Indirect expenses; and
         o        Accrual   of   expected   Awards  for  both   Designated   and
                  Non-designated Participants under the Plan (i.e., the Plan must pay for itself)

    The subtraction of expected Awards from revenues in calculating contribution under the Plan means that the Contribution Objective, for purposes of the Plan, is calculated after all bonuses have been accrued, or assumed to have been paid.

    II.5  WEIGHTING OF URSG PERFORMANCE OBJECTIVES

    The Target Bonus Pool will be weighted based on the aggregate weightings of the individual Participants' Performance Objectives in the Plan. Contribution will be the most heavily weighted component followed by DSO performance and New Sales. An example of the weighting calculation is shown below.


                                      II-4

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                      EXAMPLE OF WEIGHTING CALCULATION (1)

    The Target Bonus Pool will be weighted based on the aggregate weightings of the individual Performance Objectives for the Designated Participants in the Plan. The following example illustrates the weighting calculation:

         Target Bonus Pool =                                         $2,817,000

         Portion of Target Pool determined by:

         Contribution (71%)                                          $2,004,000

         DSO Performance (18%)                                       $  506,000

         New Sales (10%)                                             $  277,000

         International Profit (1%)                                   $   30,000

    (1) Weightings may be subject to change based on the Plan measures of the Designated Participants at the end of the Plan Year.


                                      II-5

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    II.6  RELATIONSHIP BETWEEN PERFORMANCE AND THE ACTUAL BONUS
          POOL

    The Actual Bonus Pool will vary from the Target Bonus Pool based on the relationship between the actual performance of URSG and the Performance Objectives. The Actual Bonus Pool will vary in relationship to the Target Bonus Pool based on the following table:


                    Relationship Between URSG Performance And
              The Actual Bonus Pool As A % Of The Target Bonus Pool


              URSG Contribution                     URSG DSO
              -----------------                     --------
      Actual
    Performance                 Actual
     As A % Of                Bonus Pool                Bonus Pool
    Performance    Actual      As A % Of     Actual      As A % Of
     Objective   Performance  Target Pool  Performance  Target Pool
     ---------   -----------  -----------  -----------  -----------
        (%)        ($000s)        (%)         (Days)        (%)
      > 125%     > $35,625        200%(1)     < 85         200%(1)
        100%       $28,500        100%          90         100%
         75%       $21,375         30%          95          30%
      <  75%     < $21,375          0%        > 95           0%

               URSG New Sales                 URSG International Profit
               --------------                 -------------------------
       Actual                                 Actual
    Performance                 Actual      Performance               Actual
     As A % Of                Bonus Pool     As A % Of               Bonus Pool
    Performance    Actual      As A % Of    Performance   Actual     As A % of
     Objective   Performance  Target Pool    Objective  Performance  Target Pool
     ---------   ----------   -----------    ---------  -----------  -----------
        (%)       ($000s)         (%)          (%)        ($000s)       (%)
>      125%      >    $547,500    200%     >     125%    > $631.250     200%
       100%           $438,000    100%           100%      $505.000     100%
       75%            $328,500     30%            75%      $378.750      30%
<      75%       <    $328,500      0%     <      75%    < $378.750      75%

    (1) Maximum upside opportunity of 200% of the Target Bonus Pool may be raised at the discretion of the Compensation/Option Committee ("Committee") of the Parent Company Board of Directors. The calculation of the Actual Bonus Pool As A % Of Target will be interpolated for performance between discrete points shown in the table above.


                                      II-6

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    Based on the table  above,  the Actual  Bonus Pool could vary between 0% and
    200% of the Target Bonus Pool, depending upon actual performance in relation to Performance Objectives and the weighting of the Performance Objectives. Accrual of any Actual Pool tied to DSO, New Sales, and International Profit is contingent upon Contribution performance being at or above 75% of the Performance Objective.

    Here is an example of the calculation of an Actual Bonus pool:

                      EXAMPLE OF INTERPOLATION CALCULATION

    To interpolate the Actual Award based on performance, apply the appropriate formula for actual performance above or below the Performance Objective. In all cases, solve for "X".

    o             For performance above objective:

                  (Act. Perf. - Perf. Obj.)                     X
--------------------------------------------------- = --------------------------
                  (Max. Perf. - Perf. Obj.)        (Max. Award% - Target Award%)

    o             For performance below objective:

                  (Act. Perf. - Perf. Obj.)                     X
--------------------------------------------------- = --------------------------
                  (Max. Perf. - Perf. Obj.)        (Max. Award% - Target Award%)

    o             Once you have solved for "X", add X to 100%.

    Below is a hypothetical example:

                    EXAMPLE OF ACTUAL BONUS POOL CALCULATION

    The  following   example   illustrates  the  weighting  of  the  Performance
    Objectives and calculates the Actual Bonus Pool:

    Hypothetical assumptions:

    o Target Bonus Pool = $2,817,000

    URSG 1997 Performance                     Objective                  Actual
    ---------------------                     ---------                 -------

o Contribution                                $ 28,500                $ 30,000
o DSO Performance                              90 Days                 89 Days
o New Sales                                   $438,000                $418,000
o International Profit                        $    505                $    565


                                      II-7

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    Weighting:

    o Contribution portion of Target Pool =         $2,004,000
    o DSO portion of Target Pool =                                   $ 506,000
    o New Sales portion of Target Pool =                             $ 277,000
    o International Profit portion of Target Pool = $ 30,000

    Interpolation:

    o Contribution Performance =                                           121%
    o DSO Performance =                                                    120%
    o New Sales Performance =                                               82%
    o International Profit =                                               148%

    Actual Bonus Pool =                                             $3,303,580
    ($2,004,000 * 121%) + ($506,000 * 120%) +
    ($277,000 * 82%) + ($30,000 * 148%)


                                      II-8

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    II.7   DISCRETIONARY BONUS POOL

    It is the intent of the Plan that if the Actual Bonus Pool, as calculated in
    Section II.6, should fall below 30% of the Target Bonus Pool, then a Discretionary Bonus Pool will be created instead.

    Awards from the Discretionary Pool may be made to selected Employees (both Designated and Non-designated Participants). Awards to Designated Participants will be calculated based on actual performance, reduced pro rata based on the amount of the Discretionary Pool. Awards to Non-designated Participants will be made on a totally discretionary basis by the President of URSG, subject to the approval of the CEO of the Parent Company. The formation of the Discretionary Pool will not guarantee any Award payments. Rather, the Discretionary Pool will be used to recognize selected outstanding Employees in the event that URSG does not meet or exceed 75% of its Contribution Performance Objective. The total sum of Awards made from the Discretionary Pool may not exceed 30% of the total Target Bonus Pool.

    II.8  ACTUAL BONUS POOL ALLOCATION

    Awards will be paid from the funds available in the Actual Bonus Pool. The portion of the pool actually allocated to Non- Designated Participants will be determined after the end of the Plan Year at the discretion of the CEO of the Parent Company, subject to the approval of the Committee, and may vary from the estimated 20% of the total Actual Bonus Pool. The sum of the Actual Awards paid, including Awards made to Non-designated Participants, may not exceed the available Actual Bonus Pool.

    II.9  TARGET AWARD PERCENTAGES

    Each Designated Participant will be assigned a Target Award Percentage. This Target Award Percentage, when multiplied by the individual's Base Salary earned during the Plan Year, represents the anticipated payout to a Designated Participant if all of the URSG and the individual's Performance Objectives are met. Each Designated Participant's Target Award Percentage and individual Performance Objectives will be included in the letter of notification mentioned in Section II.2.

                                      II-9

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    II.10  ACTUAL AWARDS FOR DESIGNATED PARTICIPANTS

    Individual Performance Objectives will be assigned based on the economic unit (i.e., URSG, a region of URSG, or an office of URSG) on which the Participant's performance has the greatest financial impact. Each Designated Participant will be notified of his/her economic unit, the individual
    Performance  Objectives  associated  with that unit,  the weighting of those
    Performance Objectives, and the relationship between individual unit performance and Award levels in the letter of notification mentioned in
    Section II.2.

    II.11  ADJUSTMENT TO ACTUAL AWARDS

    It is possible that the sum of the Actual Awards for Designated Participants could exceed the Actual Bonus Pool available for Designated Participants. This result could happen for either one of two reasons. First, the CEO of the Parent Company could allocate more for Awards to Non-designated Participants than was accrued. Second, larger economic units could perform worse relative to the smaller economic units, creating an insufficient Actual Bonus Pool. In these cases, all Actual Awards will be reduced pro-rata by a factor determined by dividing the Actual Bonus Pool for Designated Participants by the sum of the individual Actual Awards for Designated Participants.

    If the sum of Actual Awards is less than the Actual Bonus Pool available for Designated Participants, there will be no upward pro-ration of Awards paid.


                                      II-10

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                           III. OTHER PLAN PROVISIONS




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    III.1  AWARD PAYMENT

    Assessment of actual performance and payout of Awards will be subject to the completion of the 1997 Year-end independent audit.

    The Actual Award earned, up to and in excess of the Target Award level, will be paid to the Participant (or the Participant's heirs in the case of death) in cash within 30 days of the completion of the independent audit. Payroll and other taxes will be withheld as required by law.

    III.2  EMPLOYMENT

    To receive an Award under the Plan, a Participant must be employed by URSG or an Affiliate at the end of the Plan Year, except as otherwise noted below. A Participant must also have performed his/her duties satisfactorily during the Year, as determined by the URSG President. The Parent Company CEO will assess the performance of the President and Executive Vice President.

    III.3  TERMINATION

    If Termination of a Designated Participant's employment occurs during the Plan Year by reason of death, permanent disability, or retirement, the Designated Participant (or the Participant's heirs in the case of death) will be eligible to receive a pro-rata Award based on the time employed as a Participant and the Objectives achieved for the Plan Year. Participants who have earned an Award on this basis will receive payment on the same schedule as other Plan Participants.

    A Participant whose employment with URSG or its Affiliates is terminated prior to the end of the Plan Year for any other reason (whether voluntarily or involuntarily) will forfeit the opportunity to earn an Award under the Plan.

    III.4  OTHER PRO-RATA AWARDS

    Individuals who have been selected during the Year for Plan participation and who have a minimum of three months as a Designated Participant will be eligible to receive a pro-rata Award based on the time employed as a Participant and the


                                      III-1

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    Objectives  achieved for the Plan Year,  provided  that the  Participant  is employed by URSG or an Affiliate at Year-end.

    III.5  PLAN FUNDING

    Estimated payouts for the Plan will be accrued monthly and charged as an expense against the income statement of URSG and its economic units. At the end of each fiscal quarter, the estimated Actual Bonus Pool under the Plan will be evaluated based on actual performance to date. The monthly accrual rate will then be adjusted so that the cost of the Plan is fully accrued at Year-end.

    Accrual of Awards will not imply vesting of any individual Awards to Participants.

    III.6  PLAN ADMINISTRATION

    Responsibility for decisions and/or recommendations regarding Plan administration are divided among the URSG President, the Parent Company CEO, and the Committee. Section III.7 outlines the levels of responsibility and authority assigned to each.

    Notwithstanding the above, the Committee retains final authority regarding all aspects of Plan administration, and the resolution of any disputes. The Committee may, without notice, amend, suspend or revoke the Plan.

                                      III-2

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    III.7 INCENTIVE PLAN GOVERNANCE


                                              Parent
                                              Company
         Area of Administration                 CEO                    Committee
         ----------------------                 ---                    ---------

    Overall Plan Design                           R                         A

    Determination of Performance
      Objectives                                  R                         A

    Designated Participants                       R                         A

--------------------------------------------------------------------------------

    Individual Target Awards                      R                         A

    Target funding for Non-
     Designated Participants                      R                         A

--------------------------------------------------------------------------------

    Certification of actual
      performance against Objectives              R                         A

    Awards to Designated
      Participants                                R                         A

    Awards to Non-designated
      Participants                                R

--------------------------------------------------------------------------------

    Amendment, suspension, or
      termination of the Plan                     R                         A

    Adjustments due to extraordinary
      events                                      R                         A

--------------------------------------------------------------------------------
    KEY:        R = Authority                      A = Authority
                     to Recommend                       to Approve
--------------------------------------------------------------------------------

                                      III-3

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    III.8  ASSIGNMENT OF EMPLOYEE RIGHTS

    No employee has a claim or right to be a Participant in the Plan, to continue as a Participant, or to be granted an Award under the Plan. URSG is not obligated to give uniform treatment (e.g., Target Award Percentages, discretionary Awards, etc.) to Employees or Participants under the Plan. Participation in the Plan does not give an Employee the right to be retained in the employment of URSG, nor does it imply or confer any other employment rights.

    Nothing contained in the Plan will be construed to create a contract of employment with any Participant. URSG reserves the right to elect any person to its offices and to remove Employees in any manner and upon any basis permitted by law.

    Nothing contained in the Plan will be deemed to require URSG to deposit, invest or set aside amounts for the payment of any Awards. Participation in the Plan does not give a Participant any ownership, security, or other rights in any assets of URSG or any of its Affiliates.

    III.9  WITHHOLDING TAX

    URSG will deduct from all Awards paid under the Plan any taxes required by law to be withheld.

    III.10  EFFECTIVE DATE

    The Plan is effective as of November 1, 1996, and shall remain in effect for the Fiscal Year ending October 31, 1997 unless otherwise terminated or extended by the Committee.

    III.11  VALIDITY

    In the event any provision of the Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

    III.12  APPLICABLE LAW

    The Plan shall be governed by and construed in accordance with the laws of the State of California.

                                      III-4

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                                 IV. DEFINITIONS

    IV.1  DEFINITIONS

    "Actual Bonus Pool" or "Actual Pool" refers to the calculated amount available to be distributed to all Participants under the terms and provisions of the Plan.

    "Affiliate" refers to any entity owned partially or totally by URS Corporation including URS Corporation.

    "Award" refers to any incentive amount earned under the Plan by a Designated or Non-designated Participant.

    "Actual Award" refers to the calculated incentive amount earned by a Participant under the terms and provisions of the Plan, before any adjustments caused by the size of the Actual Bonus Pool.

    "Base Salary" refers to the actual base earnings of a Designated Participant for the Plan Year exclusive of any bonus payments under this Plan or any other prior or present commitment, including contractual arrangements, any salary advance, any allowance or reimbursement, and the value of any basic or supplemental Employee benefits or perquisites. Base Salary refers only to amounts earned while a Designated Participant during the Plan Year.

    "Compensation/Option Committee" or "Committee" refers to the Compensation/Option Committee of the Board of Directors of the Parent Company.

    "Designated Participant" refers to an Employee of URS Greiner designated by the CEO of URS Corporation to participate in the Plan. Designation will be established only in writing.

    "Discretionary Bonus Pool" or "Discretionary Pool" is the total amount available to be distributed if URS Greiner contribution does not reach or exceed $21,375,000 (75% of the Performance Objective).

    "Employee" refers to an Employee of URS Greiner

    "Fiscal Year" refers to the twelve months beginning November 1, 1996 and ending October 31, 1997.

    "Non-designated Participant" refers to an Employee of URS Consultants selected to receive an Award under the Plan on the basis of outstanding individual performance. Employee selection will be made at the end of the Plan Year, at the recommendation of the President of URS Greiner within guidelines agreed with and subject to the approval of the CEO of URS Corporation. Unlike Designated Participants, Non-designated Participants will not be assigned Target Award Percentages or individual Performance Objectives.

    "Parent Company" refers to URS Corporation.

    "Performance Objectives" or "Objectives" refers to the pre-established financial goals upon which overall URS Consultants and economic unit (i.e., URS Greiner, a region of URS Greiner, or an office of URS Greiner) performance will be assessed.

    "Plan" refers to the URS Greiner 1997 Incentive Compensation Plan, as described in this document. Any incentives for future years will be covered by subsequent plan documents.

    "Plan Year" or "Year" refers to the twelve months beginning November 1, 1996, and ending October 31, 1997, over which performance is measured under this Plan.

    "Target Award" refers to a Designated Participant's Target Award Percentage, multiplied by the Participant's Base Salary earned during the Plan Year. This amount represents the anticipated payout to the Designated Participant if all URS Consultants and the individual's Performance Objectives are met.

    "Target Award Percentage" refers to a percentage of Base Salary assigned to a Designated Participant in accordance with the terms and provisions of the Plan. Non-designated Participants are not assigned Target Award Percentages.

    "Target  Bonus Pool" or "Target Pool" refers to the sum of the Target Awards
    for  Designated   Participants  plus  an  estimated  amount  for  Awards  to
    Non-designated Participants.

    "Termination" means the Participant's ceasing his/her service with the Company or any of its Affiliates for any reason whatsoever, whether voluntarily or involuntarily, including by reason of death or permanent disability.

    "URSG" refers to URS Greiner.

    "Year-end" refers to the end of the Fiscal Year, October 31, 1997.

                          V. EXAMPLES OF PLAN OPERATION

                      EXAMPLE OF WEIGHTING CALCULATION (1)

    The Target Bonus Pool will be weighted based on the aggregate weightings of the individual Performance Objectives for the Designated Participants in the Plan. The following example illustrates the weighting calculation:

         Target Bonus Pool =                                      $2,817,000

         Portion of Target Pool determined by:

         Contribution (71%)                                       $2,004,000

         DSO Performance (18%)                                    $  506,000

         New Sales (10%)                                          $  277,000

         International Profit (1%)                                $   30,000

    (1) Weightings may be subject to change based on the Plan measures of the Designated Participants at the end of the Plan Year.


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                    EXAMPLE OF ACTUAL BONUS POOL CALCULATION

    The  following   example   illustrates  the  weighting  of  the  Performance
    Objectives and calculates the Actual Bonus Pool:

    Hypothetical assumptions:
    o    Target Bonus Pool =                                          $2,817,000


     URSG 1997 Performance                      Objective              Actual
     ---------------------                      ---------              ------

    o    Contribution                            $ 28,500              $ 30,000

    o    DSO Performance                          90 Days               89 Days

    o    New Sales                               $438,000              $418,000

    o    International Profit                    $    505              $    565

    Weighting:
    o    Contribution portion of Target Pool = $2,004,000
    o    DSO portion of Target Pool =                                $  506,000
    o    New Sales portion of Target Pool =                          $  277,000
    o    International Profit of Target Pool = $   30,000

    Interpolation:
    o    Contribution Performance =                                         121%
    o    DSO Performance =                                                  120%
    o    New Sales Performance =                                             82%
    o    International Profit of Target Pool =                              148%

    Actual Bonus Pool =                                              $3,303,580

         ($2,004,000 * 121%) + ($506,000 * 120%) +
         ($277,000 * 82%) + ($30,000 * 148%)


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                       EXAMPLE OF ACTUAL AWARD ADJUSTMENT


    The following example illustrates the Actual Award adjustment that occurs if the sum of the individual Actual Awards is greater than the Actual Bonus
    Pool:

    Hypothetical assumptions:

    o    Target Bonus Pool =                                          $2,817,000

    o    Actual Bonus Pool =                                          $3,303,580

    o    Sum of individual Actual Awards
           (as calculated) =                                          $3,500,000

    o    Actual Awards (as calculated)
         -   Participant A =                                          $   15,750
         -   Participant B =                                          $   30,000


    Pro-rata reduction factor =

         ($3,303,580 / $3,500,000) =                                         .94
    Individual Awards (after reduction)
    o    Participant A =
         ($15,750 * .94) =                                            $   14,805

    o    Participant B =
         ($30,000 * .94) =                                            $   28,200